Securities and Exchange Commission (the “Commission”)

Washington, DC 20549

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of
the Securities Exchange Act of 1934 (the “Exchange Act”)

Lehman Brothers Holdings Capital Trust VI

(with respect to the Trust Preferred Securities)

Lehman Brothers Holdings Inc.

(with respect to the related guarantee and back-up obligations) (together, the “Registrants”)
(Exact name of Registrants as specified in their charters)

Delaware

(State or other jurisdiction of incorporation for both Registrants)

Lehman Brothers Holdings Capital Trust VI—20-0996744
Lehman Brothers Holdings Inc.—13-3216325

(IRS employer identification nos.)

c/o Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019

(Address of principal executive offices, including zip code, for both Registrants)

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act of 1933 registration statement file number to which this form relates: N/A

Securities to be Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.24% Preferred Securities, Series N (and the related guarantee and back-up obligations)	New York Stock Exchange, Inc.

Securities to be Registered Pursuant to Section 12(g) of the Exchange Act:  None

Item 1.    Description of Registrants’ Securities to be Registered.

The Registrants hereby incorporate by reference the descriptions set forth under the captions “Certain Terms of the Preferred Securities” and “Relationship Among the Preferred Securities, the Subordinated Debentures and the Guarantee” in the Prospectus Supplement dated January 5, 2005 and “Description of the Preferred Securities” and “Description of the Guarantee” in the accompanying Prospectus dated June 5, 2001, filed with the Commission on January 7, 2005 pursuant to Rule 424(b)(2) under the Securities Act of 1933.

Item 2.    Exhibits.

The securities described herein are to be registered pursuant to Section 12(b) of the Exchange Act on an exchange on which other securities of Registrant Lehman Brothers Holdings Inc. are currently registered.  In accordance with the instructions regarding exhibits on Form 8-A, the following exhibits are incorporated herein by reference:

1.01         Certificate of Trust of Lehman Brothers Holdings Capital Trust VI (incorporated by reference to Exhibit 4.24 of the Registrants’ Registration Statement on Form S-3, filed with the Commission on April 6, 1999).

1.02         Amended and Restated Declaration of Trust (the “Declaration”) for Lehman Brothers Holdings Capital Trust VI (incorporated by reference to Exhibit 4.03 of Lehman Brothers Holdings Inc.’s Current Report on Form 8-K filed with the Commission on January 18, 2005).

1.03         Certificate evidencing Preferred Securities issued under the Declaration (incorporated by reference to Exhibit 4.04 of Lehman Brothers Holdings Inc.’s Current Report on Form 8-K filed with the Commission on January 18, 2005).

1.04         Guarantee of Lehman Brothers Holdings Inc. with respect to the Preferred Securities (incorporated by reference to Exhibit 4.05 of Lehman Brothers Holdings Inc.’s Current Report on Form 8-K filed with the Commission on January 18, 2005).

1.05         Indenture dated as of February 1, 1996 between Lehman Brothers Holdings Inc. and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee, relating to a Junior Subordinated Debenture purchased by Lehman Brothers Holdings Capital Trust VI (incorporated by reference to Exhibit 2 of Lehman Brothers Holdings Inc.’s Registration Statement on Form 8-A filed with the Commission on February 8, 1996).

1.06         Supplemental Indenture dated as of February 1, 1996 between Lehman Brothers Holdings Inc. and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee (incorporated by reference to Exhibit 3 of Lehman Brothers Holdings Inc.’s Registration Statement on Form 8-A filed with the Commission on February 8, 1996).

1.07         Seventh Supplemental Indenture dated as of January 18, 2005 between Lehman Brothers Holdings Inc. and JPMorgan Chase Bank, N.A. (as successor to The Chase Manhattan Bank (formerly known as Chemical Bank)), as Trustee (incorporated by reference to

Exhibit 4.01 of Lehman Brothers Holdings Inc.’s Current Report on Form 8-K filed with the Commission on January 18, 2005).

1.08         6.24% Subordinated Deferrable Interest Debenture due 2054 purchased by Lehman Brothers Holdings Capital Trust VI (incorporated by reference to Exhibit 4.02 of Lehman Brothers Holdings Inc.’s Current Report on Form 8-K filed with the Commission on January 18, 2005).

Signature

Pursuant to the requirements of the Exchange Act, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

Lehman Brothers Holdings Inc.

By:	/s/ Barrett S. DiPaolo
Barrett S. DiPaolo
Senior Vice President

Lehman Brothers Holdings Capital Trust VI

By:	/s/ Barret S. DiPaolo
Barret S. DiPaolo
Regular Trustee

By:	/s/ Oliver Budde
Oliver Budde
Regular Trustee

January 18, 2005